UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019
Commission file number 001-38142
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2581557
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7102 Commerce Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On February 19, 2019, the members of the Board of Directors (the "Board") of Delek US Holdings, Inc. (the "Company"), acting on the recommendations of the Nominating and Corporate Governance Committee of the Board, voted to (i) expand the size of the Board from six (6) to seven (7) persons effective immediately and (ii) elect Vicky Sutil to fill the vacancy resulting from the increase of the Board size from six (6) to seven (7) persons. Ms. Sutil will hold office until the Company's 2019 annual meeting of stockholders and until her successor is duly elected and qualified, or earlier termination of her service. The Board has not yet appointed Ms. Sutil to any Board committee.
There are no arrangements or understandings between Ms. Sutil and any other persons pursuant to which she was selected as a director of the Company. Ms. Sutil has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. Effective with her election to the Board, Ms. Sutil will receive compensation consistent with the Company’s compensation program for non-employee directors. She was not granted an equity award at the time of her election.
A copy of the Company’s press release announcing the election of Ms. Sutil to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release announcing the election of Ms. Sutil to the Board dated February 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2019	DELEK US HOLDINGS, INC.

/s/ Kevin Kremke
Name: Kevin Kremke
Title: Executive Vice President / Chief Financial Officer